Exhibit 99.1

Company Contact:
Richard Stern, President & CEO
856-414-9100

ACCESS TO MONEY, INC. REPORTS YEAR-END AND FOURTH QUARTER 2010 FINANCIAL RESULTS

CHERRY HILL, NJ, March 29, 2011 – Access to Money, Inc. (OTC BB: AEMI), one of the largest providers and non-bank operators of ATMs in the United States, reports its financial results for the fourth quarter and full year ended December 31, 2010.

Richard Stern, President and CEO of Access to Money said, "2010 was both a year of disappointment and a year of optimism for Access to Money.  While we finished the year with less than acceptable financial results, the reasons associated with this can be off set by opportunities that should bear fruit in 2011.  The most significant contributors to our financial results were our inability to quickly replace the lost revenue from the non-renewal of a large customer contract and the front loaded costs associated with renewing our contract with The Pantry.  As a result of the extremely competitive nature of the renewal process, we were compelled to accelerate the commencement date of the new contract prior to installing new, functionally enhanced ATMs at each location.  The profitability of the new contract is, in large part, dependent on the ability to increase transaction counts at each location by introducing our 'surcharge free' program.

"We have already started to deploy these new ATMs which are equipped with the ability to offer customers surcharge free transactions while providing us with a reimbursement for these transactions.  Moreover, each ATM has a full motion video topper allowing us to offer ancillary revenue opportunities.  Once these units are installed, we should enjoy the benefit of increased transaction counts, which will translate into increased revenue to offset the financial impact associated with the renewal.  In addition, our relationship with Dunkin Donuts has been significantly expanded such that we now have a much greater opportunity to offer ATM services to Dunkin Donut franchisees.  We expect to place many more machines in Dunkin Donut locations in 2011 as compared to what was installed in 2010.  Our pipeline has never been as robust and our monthly sales results are very encouraging."

Mr. Stern continued, "Finally, we are gaining significant traction in our program to provide off premise ATM locations for small financial institutions.  As previously announced, we have hired two high level sales professionals to actively pursue this growing opportunity and we have already seen some early results from their efforts.  Again, we believe this is a very promising area and our pipeline is supporting our decision to devote resources to this market."

Mr. Stern concluded, "The ATM marketplace continues to be very competitive and challenging and our 2010 results are evidence of these market conditions.  Towards that end, we worked very hard in 2010 to establish a foundation for Access to Money to return to the profitability we enjoyed in prior years."

Key Financial and Operational Statistics for the Year Ended 2010 Compared to the Year Ended 2009:

•	Net sales were decreased $1.9 million, or 6.6%

•	Cost of sales (excluding cost of machine sales) decreased $494,000 or 3.9%

•	Gross profit decreased $2.9 million, or 19.9%

•	Selling, general and administrative expense (excluding non-cash impairment and restructure charges) decreased by $620,000 or 5.7%

•	Operating income decreased $2.9 million, or 73.3%

•	Net loss was $1.3 million or $5.3 million lower than in 2009

•	Net loss per basic and diluted share was ($0.05) versus ($0.30) in 2009

•	Adjusted EBITDA was $3.9 million or 36.7% lower

•	Transaction-based sales were $6.2 million or 7.4% lower

•	Average net transaction-based sale per withdrawal was $0.66 in 2010 compared to $0.70 in 2009

•	Average withdrawal per unit per month decreased by 9 to 247

•	Average number of transacting machines during the year was 10,794 compared to 11,265

Key Financial and Operational Statistics in the Fourth Quarter of 2010 Compared to the Fourth Quarter of 2009:

•	Net sales were lower by $1.0 million, or 14.8%

•	Gross profit was lower by $1.8 million, or 48.8%

•	Operating income was reduced by $2.4 million, or 200.5%

•	Net loss was $1.9 million compared to $165,000 in 2009

•	Net loss per basic and diluted share was ($0.06) down from ($0.01) in 2009

•	Transaction-based sales were $17.2 million compared to $19.8 million in 2009

•	Average net transaction-based sale per withdrawal was $0.58 compared to $0.74 in 2009

•	Average withdrawal per unit per month decreased by 14 to 229

•	Average number of transacting machines during the quarter was 10,432 compared to 11,071 in 2009

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this release for definitions of Adjusted EBITDA, and Adjusted Net Income.  For additional financial information, including reconciliations to comparable GAAP measures, please refer to the supplemental schedules of selected financial information at the end of this release.

FULL-YEAR RESULTS

Gross transaction-based sales were approximately $78.1 million during the twelve months ended December 31, 2010 compared to $84.3 million for the corresponding period of 2009.  This $6.2 million, or 7.4%, decrease was primarily attributable to fewer transacting units and transactions in 2010 compared to 2009.

Service and other sales decreased by $298,000, or 10.4%, to $2.6 million during the twelve-month period ended December 31, 2010 compared to $2.9 million in the corresponding period in 2009.  The decrease was primarily due to fewer billable service calls as a result of the replacement of older ATMs with newer equipment.

Sales of ATM machines increased by $1.4 million, or 73.6%, to approximately $3.4 million during 2010 from $1.9 million during 2009.  This increase was the result of hardware sales to several large customers in 2010 compared to 2009 when many customers waited for the economy to improve before spending capital on new equipment.

FOURTH QUARTER RESULTS

For the fourth quarter of 2010, net sales totaled $5.8 million, representing a 14.8% decrease from the $6.8 million generated during the fourth quarter of 2009.  This decrease was driven by the combined impact of having no sales in the 2010 quarter with a major customer that had sales in the fourth quarter of 2009 and additional contract related expense associated with the renewal of another customer that occurred in 2010 which had no corresponding expense in 2009.

Disclosure of Non-GAAP Financial Measures

This earnings release includes financial information in accordance with U.S. generally accepted accounting principles ("GAAP"), as well as non-GAAP financial measures for the twelve-month periods ended December 31, 2010 and 2009.

To supplement its condensed consolidated financial statements presented in accordance with GAAP, the Company uses the following non-GAAP financial measures:  non-GAAP net income/(loss), non-GAAP net income/(loss) per basic and diluted shares, and Adjusted EBITDA.  The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  In addition, the non-GAAP financial measures included in this press release may be different from, and, therefore, not comparable to, similar measures used by other companies.  The Company’s non-GAAP measures of net income/(loss) and net income/(loss) per basic and diluted share used in this release adjust for the change in warrant valuation, loss on debt extinguishment, and impairment charges.  Its non-GAAP measure of Adjusted EBITDA removes the impact of its debt related interest expense, fair value adjustments of warrants, loss on debt extinguishment, amortization, depreciation, share-based compensation expenses, impairments, and other non-recurring non-cash charges from its net income/(loss).

Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding certain expenses and expenditures that may not be indicative of its core business operating results.  It is also believed that both management and investors benefit from referring to these non-GAAP financial measures when assessing performance, planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management’s internal comparisons to its historical performance and its competitors’ operating results.  Further, certain of the financial covenants in the Company’s credit facility are based on Adjusted EBITDA.  Compliance with these and other financial covenants in the Company’s credit facility is particularly important given the materiality of the facility to the Company’s day-to-day operations.  Thus, management believes that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

The tables below present a reconciliation of Adjusted EBITDA to GAAP net loss, non-GAAP net loss and non-GAAP net loss per basic and diluted share, to GAAP net loss and GAAP net loss per basic and diluted share, the most directly comparable GAAP measures, for the twelve-month periods ended December 31, 2010 and 2009.

About Access to Money, Inc.

Access to Money, Inc. is one of the largest providers and non-bank operators of ATMs in the United States.  With approximately 10,400 terminals under contract, its customers range from national specialty stores, retailers and credit unions to individual convenience stores, and are located throughout all 50 states.  Access to Money also provides student loan outsourcing services to university credit unions throughout the United States.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  All statements other than statements of historical facts included herein, including without limitation, statements regarding our future financial position, business strategy, budgets, projected sales, projected costs and plans and objective of management for future operations, are forward-looking statements.  In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," ”should” or "believes" or the negative thereof or any variation there on or similar terminology or expressions.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct.  Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: a decline in ATM transaction volume or fees, changes in technology standards, regulatory changes to interchange fees charged by electronic funds transfer networks, intense competition which could reduce net revenue per ATM or result in us deploying fewer ATMs, increases in interest rates, the inability to obtain cash for our ATMs, disruption of cash replenishment by armored car carriers to our ATMs, reduction in the number of transacting ATMs,  availability of credit, , and statements of assumption underlying any of the foregoing, as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission and other filings with the SEC.  Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this press release.  All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing.  Except as required by law, we assume no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations, or otherwise or to reflect events or circumstances after the date hereof.

– FINANCIAL TABLES FOLLOW –

Access to Money, Inc.
Consolidated Balance Sheets
(In thousands)

	December 31,
	2010	2009

Assets
Current assets:
Cash	$2,421	$5,770
Restricted cash	601	800
Accounts receivable, net	2,552	2,494
Leases receivable, net	163	109
Inventories	917	767
Prepaid expenses and other	440	289
Deferred financing costs	44	259
Total current assets	7,138	10,488

Property and equipment, net	2,445	3,220
Intangible assets, net	1,368	1,711
Goodwill	10,559	10,559
Deferred financing costs, long term	166	78
Other assets	473	319
Total assets	$22,149	$26,375

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$5,667	$5,639
Accrued expenses	6,940	5,691
Term loans	1,131	1,092
Total current liabilities	13,738	12,422

Long term liabilities:
Term loans and other debt	17,590	18,406
Warrants	587	6,747
Total liabilities	31,915	37,575

Shareholders’ deficit:
Common stock, $0.001 par value -
70,000,000 shares authorized; 33,205,318 and 22,085,624 shares issued as of December 31, 2010 and December 31, 2009, respectively, and 33,146,333 and 22,073,225 shares outstanding at December 31, 2010 and December 31, 2009, respectively	33	22
Preferred stock -
5,000 shares authorized, none issued and outstanding	-	-
Additional paid-in capital	138,681	135,935
Treasury stock	(21)	(3)
Accumulated deficit	(148,459)	(147,154)
Total shareholders’ deficit	(9,766)	(11,200)
Total liabilities and shareholders’ deficit	$22,149	$26,375

Access to Money, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	For the Fiscal Years ended December 31,
	2010	2009

Revenues:
Gross transaction-based sales	$78,054	$84,252
Commissions	56,693	59,926
Net transaction-based sales	21,361	24,326
ATM equipment and other sales	6,132	5,096
Net sales	27,493	29,422
Cost of sales:
Cost of ATM operating sales	11,666	12,415
Cost of ATM equipment and other sales	3,964	2,198
Total cost of sales	15,630	14,613
Gross profit	11,863	14,809
Selling, general and administrative expense	10,793	10,803
Operating income	1,070	4,006
Interest expense	2,715	3,133
Amortization of debt issuance costs	1,505	2,233
Loss on early extinguishment of debt	995	-
Other expense (income)	238	10
Change in fair value of warrants	(3,078)	5,253
Provision (benefit) for income taxes	-	-
Net loss	$(1,305)	$(6,623)

Net loss per common share – basic and diluted	$(0.05)	$(0.30)

Weighted average common shares outstanding – basic and diluted	25,720	21,731

SELECTED INCOME STATEMENT DETAIL:

Breakout of ATM operating revenues (in thousands):

	Twelve Months Ended December 31,
	2010	2009	% Change

Gross transaction-based sales	$78,054	$84,252	(7.4)
Commissions	56,693	59,926	(5.4)
Net transaction-based sales	21,361	24,326	(12.2)
Service and other sales	2,570	2,868	(10.4)
ATM equipment sales	3,360	1,936	73.6
Branch build out	202	292	(30.9)
Net sales	$27,493	$29,422	(6.6)

Breakout of cost of ATM operating revenues (in thousands):

	Twelve Months Ended December 31,
	2010	2009	% Change

Processing costs	$2,373	$2,539	(6.5)
Armored car service	2,257	2,457	(8.1)
Cost of cash	1,946	1,931	0.7
Service costs	3,104	3,534	(12.2)
Machine depreciation	989	862	14.7
Communication costs	809	901	(10.2)
Other costs	835	583	43.2
Total cost of sales (less machine cost)	$12,313	$12,807	(3.9)
Cost of machine sales	3,317	1,806	83.7
Total cost of sales (including machine cost)	$15,630	$14,613	7.0

SELECTED BALANCE SHEET DETAIL:

Term loans payable and other debt (in thousands):

	Twelve Months Ended
	December 31,
	2010	2009
Sovereign Bank	$5,264	$-
Lampe Loan Facility	3,150	9,900
Cadence Special Holdings II, LLC	350	1,100
Note payable to former owner of LJR Consulting	9,755	9,755
Notemachine	-	324
Other debt	202	991
Debt discount	-	(2,572)
Total	$18,721	$19,498
Less: current portion	1,131	1,092
Total long-term debt, excluding current portion	$17,590	$18,406

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts (in thousands)

	Twelve Months Ended
	December 31,
	2010	2009
Cash provided by operating activities	$1,697	$4,444
Cash used in investing activities	(1,472)	(1,615)
Cash used in financing activities	(3,574)	(1,594)
Net increase (decrease) in cash and cash equivalents	(3,349)	1,235
Cash and cash equivalents at beginning of period	5,770	4,535
Cash and cash equivalents at end of period	$2,421	$5,770

Key Operating Metrics
For the Twelve Months Ended December 31, 2010 and 2009
(Unaudited)

	Twelve Months Ended December 31,
	2010	2009
Total transactions	39,843,094	43,330,209
Withdrawal transactions	31,953,828	34,632,128
Average number of transacting ATMs	10,794	11,265
Average withdrawals per ATM per month	247	256
Average gross transaction-based sales per withdrawal	$2.44	$2.43
Average commission per withdrawal	$1.78	$1.73
Average net transaction-based sales per withdrawal	$.66	$.70

Reconciliation of Adjusted EBITDA to Net Loss
(Unaudited)
(In thousands)

	Twelve months ended December 31,
	2010	2009

Net loss	$(1,305)	$(6,623)
Add:
Interest expense	2,715	3,133
Amortization of debt issuance costs	1,505	2,333
Depreciation	1,350	1,201
Amortization	719	584
Loss on debt extinguishment	995	-
Non-cash stock compensation expense	98	138
Loss on asset disposal	46	122
Change in warrant value	(3,078)	5,253
Impairment charges	440	-
Non-recurring charges	401	-
Adjusted EBITDA	$3,886	$6,141

Reconciliation of Non-GAAP Net Loss to GAAP Net Loss and
Non-GAAP Basic & Diluted Net Loss Per Share to GAAP Basic & Diluted Net Loss Per Share
(Unaudited)
(In thousands, except per share amounts)

	Twelve months ended December 31,
Net Loss	2010	2009

GAAP net loss	$(1,305)	$(6,623)
Impact of change in warrant valuation	(3,078)	5,253
Impairment charges	440	-
Loss on debt extinguishment	995	-
Non-GAAP net loss	$(2,948)	$(1,370)

	Twelve months ended December 31,
Loss Per Basic and Diluted Share	2010	2009

GAAP loss per basic and diluted share	$(0.05)	$(0.30)
Impact of change in warrant valuation	(0.12)	0.24
Impairment charges	0.01	-
Loss on debt extinguishment	0.04	-
Non-GAAP loss per basic and diluted share	$(0.12)	$(0.06)

######